                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the following Prospectuses constituting part of the Registration Statements on:

   Form S-3 (Nos. 333-27489  --Exxon Mobil Corporation Shareholder Investment Program;
             and 33-60677)
   Form S-3 (No. 33-48919)   --Guaranteed Debt Securities and Warrants to Purchase
                               Guaranteed Debt Securities of Exxon Capital Corporation;
   Form S-3 (No. 33-8922)    --Guaranteed Debt Securities of SeaRiver Maritime
                               Financial Holdings, Inc. (formerly Exxon Shipping
                               Company)

and we hereby consent to the incorporation by reference in the Registration Statements on:

   Form S-8 (Nos. 333-38917  --1993 Incentive Program of Exxon Mobil Corporation
             and 33-51107)     (together with 1988 Long Term Incentive Plan of Exxon
                              Mobil Corporation);
   Form S-8 (No. 333-72955)  --ExxonMobil Savings Plan;
   Form S-8 (No. 333-75659)  --Post-Effective Amendment No. 2 on Form S-8 to Form S-4
                               which pertains to the 1993 Incentive Program of Exxon
                               Mobil Corporation

of our report dated February 28, 2001 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 28, 2001

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